EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-KSB (the "Report") of Onelink Corporation (the "Company") for the year ended December 31, 2005, each of the undersigned F. W. Guerin, the Chief Executive Officer of the Company, and Alan K. Geddes, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:


     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2006                        By:  /s/ F. W. Guerin
                                                  -----------------------
                                                  F. W. Guerin
                                                  President and
                                                  Chief Executive Officer

                                              By: /s/ Alan K. Geddes
                                                  ------------------
                                                  Alan K. Geddes
                                                  Chief Financial Officer

                                    * * * * *



A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.